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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The E. W. Scripps Company and subsidiary companies on Form S-8 of our report dated January 23, 2002, appearing in the Annual Report on Form 10-K of The E. W. Scripps Company and subsidiary companies for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 4, 2002